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                                                                   EXHIBIT 10.37

                            ASSET PURCHASE AGREEMENT

                    Dated as of August 10, 1998, by and among


                            Waste Connections, Inc.,
                        Waste Connections of Utah, Inc.,
                                 ABC Waste Inc.
                                       and
                                   David Boren




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
                                       TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

1.      PURCHASE AND SALE OF ASSETS........................................................  1
        1.1.   Sale and Transfer of Assets.................................................  1
        1.2.   Assumption by UWCI of Freightliner Lease Agreement..........................  1
        1.3.   Purchase Price..............................................................  2
        1.4.   Payment of Purchase Price...................................................  2
        1.5.   Certain Taxes...............................................................  2
        1.6.   Installment Note............................................................  2
        1.7.   Allocation of Purchase Price................................................  2

2.      CLOSING TIME AND PLACE.............................................................  3

3.      REPRESENTATIONS AND WARRANTIES OF SELLER AND
        SHAREHOLDER........................................................................  3
        3.1.   Standing and Authority for Business.........................................  3
        3.2.   Assets Being Acquired.......................................................  3
        3.3.   Authority for Agreement.....................................................  3
        3.4.   No Breach or Default........................................................  4
        3.5.   Financial Statements........................................................  4
        3.6.   Liabilities.................................................................  4
        3.7.   Conduct of Business.........................................................  5
        3.8.   Permits and Licenses........................................................  5
        3.9.   Brokers; Finders............................................................  6
        3.10.  Fixed Assets................................................................  6
        3.11.  [INTENTIONALLY OMITTED].....................................................  6
        3.12.  Contracts and Agreements; Adverse Restrictions..............................  6
        3.13.  [INTENTIONALLY OMITTED].....................................................  7
        3.14.  [INTENTIONALLY OMITTED].....................................................  7
        3.15.  Taxes.......................................................................  7
        3.17.  Customers, Billings, Current Receipts and Receivables.......................  7
        3.18.  No Change With Respect to Seller............................................  8
        3.19.  Closing Date Debt...........................................................  8
        3.20.  Compliance With Laws........................................................  8
        3.21.  Patents, Trademarks, Trade Names, etc.......................................  8
        3.22.  Suppliers and Customers.....................................................  8
        3.23.  Disclosure Schedules........................................................  8
        3.24.  No Misleading Statements....................................................  9
        3.25.  Accurate and Complete Records...............................................  9
        3.26.  Knowledge...................................................................  9

4.      REPRESENTATIONS AND WARRANTIES OF BUYERS...........................................  9
        4.1.   Existence and Good Standing.................................................  9


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
                                                                                          Page
                                                                                          ----

        4.2.   No Contractual Restrictions.................................................  9
        4.3.   Authorization of Agreement..................................................  9
        4.4.   No Misleading Statements.................................................... 10

5.      CLOSING DELIVERIES................................................................. 10
        5.1.   Buyers' Deliveries.......................................................... 10
        5.2.   Seller's Deliveries......................................................... 10

6.      INDEMNIFICATION.................................................................... 11
        6.1.   Indemnity by Seller, the Shareholder........................................ 11
        6.2.   Limitations on Seller's and the Shareholder's Indemnities................... 12
        6.3.   Notice of Indemnity Claim................................................... 12
        6.4.   Survival of Representations, Warranties and Agreements...................... 13
        6.5.   No Exhaustion of Remedies or Subrogation; Right of Set Off.................. 13

7.      OTHER POST-CLOSING COVENANTS OF SELLER AND WCI..................................... 14
        7.1.   Restrictive Covenants....................................................... 14
        7.2.   Rights and Remedies Upon Breach............................................. 15
        7.3.   Release of Guaranties....................................................... 16

8.      GENERAL............................................................................ 17
        8.1.   Additional Conveyances...................................................... 17
        8.2.   Assignment.................................................................. 17
        8.3.   Public Announcements........................................................ 17
        8.4.   Counterparts................................................................ 17
        8.5.   Notices..................................................................... 17
        8.6.   Attorneys' Fees............................................................. 18
        8.7.   Applicable Law.............................................................. 18
        8.8.   Payment of Fees and Expenses................................................ 18
        8.9.   Incorporation by Reference.................................................. 18
        8.10.  Captions.................................................................... 18
        8.11.  Number and Gender of Words.................................................. 18
        8.12.  Entire Agreement............................................................ 18
        8.13.  Waiver...................................................................... 19
        8.14.  Construction................................................................ 19


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                            ASSET PURCHASE AGREEMENT


        ASSET PURCHASE AGREEMENT, dated as of August 10, 1998, entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Waste Connections of Utah, Inc., a Delaware corporation ("UWCI" and, collectively with WCI, "Buyers"), ABC Waste Inc., a Utah corporation ("Seller"), and David Boren (the "Shareholder").

        WHEREAS, the Seller is engaged in the collection and transport of solid waste in Salt Lake County, Utah, and other activities related to the collection and transport of solid waste in the above-referenced area (the "Business");

        WHEREAS, the Shareholder owns all of the issued and outstanding Capital Stock of the Seller;

        WHEREAS, Buyers wish to purchase, and Seller wishes to sell certain assets that are necessary to operate the Business;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.      PURCHASE AND SALE OF ASSETS

        1.1. Sale and Transfer of Assets. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing on the Closing Date (as defined below) Seller shall convey, transfer, deliver and assign to Buyers (and as among Buyers, as they shall designate to Seller), and Buyers shall accept from Seller all of the assets listed on Schedule 1.1 (collectively, the "Assets"), including without limitation:

               (a)    the trucks and containers used in the Business;

               (b) all permits, licenses, titles (including motor vehicle titles and current registrations) and any other similar documents from any and all governmental authorities constituting a material authorization or entitlement or otherwise material to the operation or management of the Assets owned by, issued to, or held by or otherwise benefiting Seller (the "Governmental Permits"); and

               (c) all customer lists of the Seller relating to the Business.

        1.2. Assumption by UWCI of Freightliner Lease Agreement. UWCI hereby assumes and agrees to perform and discharge, effective the day after the Closing Date all of the obligations and commitments of Seller accruing after the Closing Date under or with respect to the Lease Agreement between Truckland Freightliner and Seller dated as of May 24, 1996, but not including any obligation or liability for any breach thereof occurring on or prior to the


                                        1

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Closing Date. Buyers shall not assume or be bound by any other duties, responsibilities, obligations or liabilities of Seller or to which Seller or any of the Assets or the Business may be bound or affected, of whatever kind or nature, whether known, unknown, contingent or otherwise, arising before, on or after the Closing Date (including without limitation taxes arising from the operation of the Business or the sale of the Assets).

        1.3. Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be Six Hundred Twenty Thousand Dollars ($620,000), minus the Closing Date Debt (as defined in Section 3.19). The Purchase Price shall be paid as provided in Section 1.4.

        1.4. Payment of Purchase Price. The Purchase Price shall be payable as follows: (i) WCI shall pay Five Hundred Twenty Thousand Dollars ($520,000) minus the Closing Date Debt, in cash to the Seller at the Closing by wire transfer or check payable in clearinghouse funds; (ii) WCI shall pay the Closing Date Debt by wire transfer to the holders of such debt; (iii) WCI shall deliver to the Shareholder an Installment Note in the amount of Fifty Thousand Dollars ($50,000) pursuant to Section 1.6; and (iv) WCI shall pay Fifty Thousand Dollars ($50,000) in cash to the Seller on the first anniversary of the Closing Date. The Purchase Price paid at Closing will be based on Schedule 3.19 as delivered at the Closing, which the parties understand will include only estimates of the Closing Date Debt. Within 90 days after the Closing Date, Buyers and Seller will determine the actual Closing Date Debt. If the Purchase Price increases, Buyer will promptly pay any additional amount due to Seller; if the Purchase Price decreases, Seller will promptly repay any amount due to Buyer.

        1.5. Certain Taxes. The Seller shall pay any and all sales, use, excise, transfer and conveyance taxes payable or assessable in connection with or as a result of the transfer of the Assets under the terms of this Agreement and the transactions contemplated hereby. Buyers shall not be responsible for any business, occupation, withholding, possessory interest or similar tax or assessment or any other tax or fee of any kind relating to any period on or prior to the Closing Date with respect to Seller, the Assets or the ownership, operation or management of the Business.

        1.6. Installment Note. WCI shall deliver to the Shareholder a non-interest bearing promissory Note (the "Note") in the principal amount of Fifty Thousand Dollars ($50,000), which Note shall be unsecured and paid to the Shareholder in six (6) equal monthly installments of Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($8333.33) and shall be substantially in the form of Exhibit 1.6 attached hereto.

        1.7. Allocation of Purchase Price. Ten Thousand Dollars ($10,000) of the Purchase Price payable as cash shall be allocated to the covenant not to compete described in Section 7.1(a).

        1.8. Consulting Relationship. The Seller agrees to assist UWCI with the integration of the Business into UWCI by supervising the daily operations of UWCI and advising and assisting UWCI with customer-related issues for a period of six (6) months commencing on the Closing Date (hereinafter, the Consulting Period). In exchange for the Seller's consulting assistance during this period, WCI shall pay the Seller $500 per month as a consulting fee and


                                        2

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provide the Shareholder with a monthly vehicle allowance of $300 (to be applied towards the payment of all vehicle expenses incurred by the Shareholder while he is performing consulting services for UWCI, including, fuel, maintenance and insurance). WCI's obligation to pay the Seller a monthly consulting fee and provide the Shareholder with a monthly vehicle allowance is contingent on the Seller's and the Shareholder's guarantees that the Shareholder will be available to perform the aforesaid consulting services on behalf of the Seller during the Consulting Period. The Shareholder shall not be responsible for repairing any vehicles or running any collection routes as a part of such services. On the ninety-first (91st) day of the Consulting Period, UWCI shall notify the Shareholder of its decision concerning whether it will employ the Shareholder as a supervisor of the daily operations of UWCI's roll-off routes in Salt Lake County immediately following the Consulting Period. If UWCI decides to employ the Shareholder as such site supervisor, UWCI and the Shareholder shall use all reasonable efforts during the remainder of the Consulting Period to enter into an employment agreement with mutually agreeable terms.

2.      CLOSING TIME AND PLACE

        Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place at such time on August 10, 1998, as the parties shall agree (the "Closing Date") at the offices of Shartsis, Friese & Ginsburg LLP, in San Francisco, California, or through an exchange of consideration and signed documents using overnight courier service. At the Closing, Buyers and Seller shall deliver to each other the documents, instruments and other items described in Section 5 of this Agreement.

3.      REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

        Seller and the Shareholder, jointly and severally, (i) represent and warrant that each of the following representations and warranties is true and complete as of the Closing Date with respect to the Seller, the Assets and the Business, as the case may be, and (ii) agree that such representations and warranties shall survive the Closing.

        3.1. Standing and Authority for Business. Seller has full power and authority to own the Assets and to operate the Business as now conducted.

        3.2. Assets Being Acquired. The Assets being acquired by Buyers hereunder are used in and necessary to conduct and operate the Business as it is presently conducted and operated and are adequate to service the customers identified on the customer list attached as Schedule 3.17.

        3.3. Authority for Agreement. Each of the Seller and the Shareholder has full right, power and authority to enter into this Agreement and to perform its or his obligations hereunder. The execution and delivery of this Agreement by the Seller has been duly authorized by its Board of Directors. This Agreement has been duly and validly executed and delivered by Seller and the Shareholder, and, subject to the due authorization, execution and delivery by WCI and UWCI, constitutes the legal, valid and binding obligation of Seller and the Shareholder, enforceable against Seller and the Shareholder in accordance with its terms.

        3.4. No Breach or Default. Except as disclosed on Schedule 3.4, the execution and delivery by Seller and the Shareholder of this Agreement, and the consummation by Seller and the Shareholder of the transactions contemplated hereby, will not:

               (a) result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or material contract, agreement license or other instrument or any obligation of any kind or nature by which Seller, the Shareholder, or any of the Assets, is or may be bound or affected; or

               (b) violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

               (c) violate any agreements to which Seller or the Shareholder is a party relating to the Assets and the Business.

        3.5. Financial Statements. Seller has delivered to Buyers, as Schedule 3.5, copies of the internally prepared financial statements ("Financial Statements") of Seller relating to the Business for its three most recent fiscal years, the most recent Financial Statement for the period ending December 31, 1997 (the "Balance Sheet Date"). The Financial Statements are true and correct and fairly present (i) the financial position of the Business as of the respective dates of the balance sheets included in the Financial Statements, and
(ii) the results of operations of the Business for the respective periods indicated.

        3.6. Liabilities. Parts I, II and III of Schedule 3.6, are accurate lists and descriptions of all liabilities of Seller relating to the Business required to be described below in the format set forth below.

               (a) Part I of Schedule 3.6 lists, as of the Closing Date, all claims, suits and proceedings which are pending against Seller relating to the Business and, to the knowledge of Seller, all material contingent liabilities and all material claims, suits and proceedings threatened or anticipated against Seller relating to the Business that could reasonably affect title to the Assets.

               (b) Part II of Schedule 3.6 lists, as of the Closing Date and to the extent not otherwise included in Part I of Schedule 3.6, all material liens, claims and encumbrances secured by any of the Assets, including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

               (c) Part III of Schedule 3.6 lists, as of the Closing Date and to the extent not otherwise included in Part II of Schedule 3.6, all real property and material personal property leasehold interests relating to the Assets to which Seller is a party as lessor or lessee.


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
        3.7. Conduct of Business. Except as set forth on Schedule 3.7, since the Balance Sheet Date and prior to the Closing Date:

               (a) The Business has been conducted only in the ordinary course; and

               (b) There has been no change in the condition (financial or otherwise) of the Assets or the liabilities or operations of Seller relating to the Business other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse, or which could have a material adverse effect on the financial condition, Assets, liabilities (contingent or otherwise), income or operations of the Business.

        3.8.   Permits and Licenses.

               (a) Schedule 3.8(a) is a full and complete list, and includes copies, of all material permits, licenses, franchises, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the Business by Seller (collectively the "GOVERNMENTAL PERMITS") owned by, issued to, held by or otherwise benefiting Seller as of the Closing Date. Schedule 3.8(a) also sets forth the name of any governmental agency from whom Seller or Buyer must obtain consent (the "REQUIRED GOVERNMENTAL CONSENTS") in order to effect a direct or indirect transfer of the Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.8(a), all of the Governmental Permits enumerated and listed on Schedule 3.8(a) are and will be adequate for the operation of the Business of Seller and of each Facility Property as presently operated and are valid and in full force and effect. All of said Governmental Permits and agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Seller, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Seller has no knowledge of any reason why all such Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

               (b) As part of Schedule 3.8(a), Seller has delivered to Buyer:
        (i) all records, notifications, reports, permit and license applications, engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, "RECORDS, NOTIFICATIONS AND REPORTS") that (A) are material to the operation of the Business, or (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past five years by Seller or its agents, and (ii) all material notifications from such governmental agencies to Seller or their agents in response to or relating to any of such Records, Notifications and Reports.


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
               (c) Seller does not currently own, operate or control, and has never in the past owned, operated or controlled, any landfill or treatment, storage or disposal facility.

        3.9. Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for Seller or the Shareholder in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Seller or the Shareholder.

        3.10.  Fixed Assets.

               (a) The assets listed on Schedule 1.1 are, as of the Closing Date, substantially all the fixed assets (other than real estate) of Seller used in the Business. Except as described on Schedule 3.10(a), all of the Assets are in good working order and condition, normal wear and tear excepted, and all of the motor vehicles and other rolling stock included in the Assets are in material compliance with all applicable laws, rules and regulations. All such vehicles, machinery and equipment are substantially fit for the purposes for which they are utilized and are free from known defects which could cause them to fail. All leases of fixed assets are in full force and effect and binding upon the parties thereto; neither Seller nor any other party to such leases is in breach of any of the material provisions thereof.

               (b) Seller has good, valid and marketable title to all of the Assets, tangible and intangible, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; and (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value of the property subject thereto, do not materially impair the value of the Business or the Assets, and have arisen only in the ordinary course of business and consistent with past practice. There are and as of the Closing Date will be no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Assets, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

        3.11.  [INTENTIONALLY OMITTED]

        3.12. Contracts and Agreements; Adverse Restrictions; Judgments, Orders, Etc.

               (a) Schedule 3.12(a) lists, as of the Closing Date, and includes copies of, all material contracts and agreements relating to the Assets to which Seller is a party or by which any of the Assets is bound (including,but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements). Except as disclosed on Schedule 3.12(a), all such contracts and agreements included in Schedule 3.12(a) are and on the Closing Date shall be in full force and effect and binding upon the parties thereto. Except as described or


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
        cross referenced on Schedule 3.12(a), neither Seller nor, to Seller's or any of the Shareholder's knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified Seller or the Shareholder of a default thereunder, or exercised any options thereunder.

               (b) Except as set forth on Schedule 3.12(b), there is no outstanding judgment, order, writ, injunction or decree against Seller, the result of which could materially adversely affect Seller, the Business or any of the Assets, nor has Seller been notified that any such judgment, order, writ, injunction or decree has been requested.

        3.13.  [INTENTIONALLY OMITTED]

        3.14.  [INTENTIONALLY OMITTED]

        3.15.  Taxes.

               (a) Seller has timely filed all requisite federal, state, local and other tax and information returns related to the Assets due for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete. Except as set forth on Schedule 3.15, there are no open years, examinations in progress, extensions of any statute of limitations or claims against Seller relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the Closing Date and no notice of any claim for taxes has been received. Copies of (i) any tax examinations,
        (ii) extensions of statutory limitations and (iii) the tax returns of Seller related to the Assets for the last three fiscal years are attached as part of Schedule 3.15. Seller has not been contacted by any federal, state or local taxing authority regarding a prospective examination.

               (b) Except as set forth on Schedule 3.15 (which schedule also includes the amount due) Seller has duly paid all taxes and other related charges required to be paid prior to the Closing Date. The reserves for taxes contained in the Financial Statements are adequate to cover the tax liability of Seller as of the Closing Date.

        3.16. Copies Complete. Except as disclosed on Schedule 3.16, the copies of all instruments, agreements, licenses, certificates or other documents that have been delivered to Buyers in connection with the transactions contemplated hereby are complete and accurate as of the Closing Date and are true and correct copies of the originals thereof. None of such instruments, agreements, licenses, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby, except such consents and approvals as are listed on
Schedule 3.16, all of which have been obtained prior to the Closing Date.

        3.17.  Customers, Billings, Current Receipts and Receivables.  Schedule
3.17 is a current, accurate and complete list of, and includes:



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               (a) the customers of the Business that Seller serves on an ongoing basis, including name, location and current billing rate, as of the Closing Date; and

Since the Balance Sheet Date, Seller has not lost any customers and no customers have threatened or otherwise informed Seller that they intend to discontinue doing business with Seller. Seller has no knowledge of any intention of any of such customers that operates a coal mine to terminate or reduce the scope of its operations at the locations served by the Business, and none of such customers has indicated to Seller that it is considering terminating or reducing the scope of any of its operations at any of such locations.

        3.18. No Change With Respect to Seller. Except as set forth on Schedule 3.18, with respect to Seller, since the Balance Sheet Date, there has not been, and prior to the Closing there will not be, any change in the conduct of the Business, the income, operations or financial condition of the Business, or the Assets.

        3.19. Closing Date Debt. At the Closing, Seller shall prepare and deliver to Buyer Schedule 3.19, which shall set forth the amount of (i) the aggregate debt (excluding trade payables) of Seller outstanding on the Closing Date relating to the Assets, which debt will be repaid at or immediately after the Closing Date, including in each case all interest accrued through and including the Closing Date and all prepayment penalties to be incurred in connection with the repayment of any such debt required to be repaid (the "CLOSING DATE DEBT").

        3.20. Compliance With Laws. Except as disclosed on Schedule 3.20, Seller has materially complied with, and Seller is presently in material compliance with, federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to Seller relating to the Assets (collectively "LAWS"), including, but not limited to, Laws relating to the public health, safety or protection of the environment (collectively, "ENVIRONMENTAL LAWS"). Except as disclosed on Schedule 3.20, there has been no assertion by any party that Seller is in material violation of any Laws.

        3.21. Patents, Trademarks, Trade Names, etc. No patents, tradenames, fictitious business names, trademarks, service marks, copyrights or other intellectual property is currently used in the operation of the Business or in connection with the Assets.

        3.22. Suppliers and Customers. The relations between Seller and the customers of the Business are good. Seller has no knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers providing use of, or access to, landfills or disposal sites to Seller intends to cease providing such items to Seller, nor does Seller have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of the Business intends to terminate, limit or reduce its business relations with Seller relating to the Business.

        3.23. Disclosure Schedules. Any matter disclosed by Seller on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such


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
Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

        3.24. No Misleading Statements. The representations and warranties of Seller and Shareholder contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to Buyers and their representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

        3.25. Accurate and Complete Records. The books, ledgers, financial records and other records of Seller relating to the Business:

               (a) have been made available to Buyers and their agents at Seller's offices or at the offices of Buyers' attorneys or Seller' attorneys;

               (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

               (c) are accurate and complete, and reflect all material transactions.

        3.26. Knowledge. Wherever reference is made in this Agreement to the "knowledge" of Seller or the Shareholder, such term means the actual knowledge of Seller or the Shareholder or any management employee of Seller whose duties relate to the Business or any knowledge which should have been obtained by Seller, Shareholder or such employee upon reasonable inquiry by a reasonable business person.

4.      REPRESENTATIONS AND WARRANTIES OF BUYERS

        Buyers represent and warrant to Seller that each of the following representations and warranties is true as of the Closing Date, and agree that such representations and warranties shall survive the Closing:

        4.1. Existence and Good Standing. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. UWCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign corporation in the State of Utah.

        4.2. No Contractual Restrictions. No provisions exist in any article, document or instrument to which UWCI or WCI is a party or by which UWCI or WCI is bound which would be violated by consummation of the transactions contemplated by this Agreement.

        4.3. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Buyers and, subject to the due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyers. Each of WCI and UWCI has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on the Business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to UWCI or WCI: (b) conflict with any of the provisions of the Certificate or Articles of Incorporation or Bylaws of UWCI or WCI; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which UWCI or WCI is a party or by which either is bound.

        4.4. No Misleading Statements. The representations and warranties of WCI and UWCI contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to Seller pursuant hereto are materially complete and accurate, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading as of the Closing Date.

5.      CLOSING DELIVERIES

        At the Closing, the respective parties shall make the deliveries indicated:

        5.1.   Buyers' Deliveries.

               (a) WCI or UWCI shall deliver the cash portion of the Purchase Price and Note required to be delivered on the Closing Date pursuant to
        Section 1.5 to Seller.

               (b) WCI shall pay off the Closing Date Debt as provided in
Section 1.5.

        5.2.   Seller's Deliveries.

               (a) Seller shall deliver to Buyers (and/or its designee) an executed bill of sale or bills of sale and other instruments of transfer and conveyance for the full and complete transfer, conveyance, assignment and delivery to Buyers on the Closing Date of all of Seller' right, title and interest in and to all of the Assets, accompanied by all third party consents required with respect thereto, including, without limitation, written evidence of the release of the liens and encumbrances with respect to the Assets;

               (b) Seller shall deliver to Buyers an executed assignment or transfer of the Governmental Permits accompanied by all third party consents required with respect thereto;

               (c) Seller shall deliver to Buyers (and/or its designee) all motor vehicle registrations and ownership documents for the motor vehicles being acquired by Buyers;

               (d) Seller shall deliver to Buyers an opinion of counsel for Seller, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 5.2(d); and

               (e) Seller shall execute and deliver such other documents and instruments as are reasonably requested by WCI or UWCI in order to consummate the transactions contemplated by this Agreement.

6.      INDEMNIFICATION

        6.1. Indemnity by Seller, the Shareholder. Subject to Section 6.2, Seller and the Shareholder covenant and agree that they will, jointly and severally, indemnify and hold harmless WCI and Buyer and their respective directors, officers and agents and their respective successors and assigns (collectively the "INDEMNITEES"), from and after the date of this Agreement, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any "ENVIRONMENTAL SITE LOSSES" (as such term is hereinafter defined) identified by a Indemnitee with respect to each of the following contingencies until the expiration of the applicable statute of limitations (all, the "INDEMNITY EVENTS"):

               (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Seller or the Shareholder pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI or Buyer pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI or Buyer relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

               (b) The design, development, construction or operation of any "ENVIRONMENTAL SITE" as hereinafter defined, or the installation or operation of an Underground Storage Tank ("UST") during any period on or prior to the Closing Date. As used in this Agreement, "Environmental Site" shall mean any facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by Seller or the Shareholder or by any predecessor thereof on or prior to the Closing Date and used in the Business, provided however, as to activities of such predecessors, only to the extent that Seller or the Shareholder had knowledge of such activities. As used in this Agreement, "ENVIRONMENTAL SITE LOSSES" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any facility, any UST or any other Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, the Federal Resource Conservation Recovery Act, 42 USC Section 6901 et seq. and

        CERCLA or any other law or regulation respecting the protection of the air, water and land and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any "RELEASE" (as defined below) of pollutants (including odors) or Hazardous Substances from any facility, any UST or any other Environmental Site resulting from activities thereat, whether such Release is into the air, water (including groundwater) or land and whether such Release arose before, during or after the Closing Date. The term "Release" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment.

               (c) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

        6.2. Limitations on Seller's and the Shareholder's Indemnities. The maximum amount which the Indemnitees can recover as a result of one or more Indemnity Events pursuant to the provisions hereof for Claims shall not in the aggregate exceed the Purchase Price.

        6.3.   Notice of Indemnity Claim.

               (a) In the event that any claim ("CLAIM") is hereafter asserted against or arises with respect to any Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, Indemnitee shall notify Seller and the Shareholder (collectively, the "INDEMNIFYING PARTY") in writing thereof (the "CLAIMS NOTICE") within 60 days after
        (i) receipt of written notice of commencement of any third party litigation against such Indemnitee, (ii) receipt by such Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee, or (iii) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee.

               (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) do not exceed the limit set forth in Section 6.2 at the time the Claim is made, by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify Indemnitee with respect to such action. Indemnitee may participate, at WCI's Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

               (c) If, within 30 days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 6.3(b) and elected to defend the Claims, Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within 30 days reimburse Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

               (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 6.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder but only to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

               (e) In the event both the Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel, the Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Indemnifying Party in the same action or proceeding and the Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

        6.4. Survival of Representations, Warranties and Agreements. The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "Representations and Warranties") and the liability of the party making such Representations and Warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby. The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any persons other than as specifically set forth herein or therein.

        6.5. No Exhaustion of Remedies or Subrogation; Right of Set Off. Seller and the Shareholder waive any right to require any Indemnitee to (i) proceed against any other person or (ii) pursue any other remedy whatsoever in the power of any Indemnitee. The Buyers may, but shall not be obligated to, set off against any and all payments due Seller on the Note, any amount to which WCI, UWCI or any other Indemnitee is entitled to be indemnified hereunder with respect to any Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnities may have against Seller and the Shareholder or their successors.

7.      OTHER POST-CLOSING COVENANTS OF SELLER AND WCI

        7.1. Restrictive Covenants. Seller and Shareholder acknowledge that (i) Buyers, as the purchasers of the Assets, are and will be engaged in the same business as the Business; (ii) Seller and Shareholder are intimately familiar with the Business; (iii) the Business is currently conducted in the State of Utah and Buyers, directly and indirectly through their Affiliates, currently conduct business in Utah and intend, by acquisition or otherwise, to expand the Business into other geographic areas of Utah where it is not presently conducted; (iv) Seller and Shareholder have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 7.1 are essential to protect the Business; and (vi) Seller and Shareholder have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 7 will not impair such ability. Seller and Shareholder covenant and agree as set forth in (a), (b), (c) and (d) below with respect to the Business:

               (a) Non-Compete. For the period commencing on the Closing Date and terminating five (5) years thereafter (the "5 Year Period"), anywhere in the county of Salt Lake, Utah, and for the period commencing on the Closing Date and terminating two (2) years thereafter, anywhere in the counties of Davis, Utah and Weber, Utah, Seller and Shareholder shall not, directly or indirectly, acting individually or as the owners, shareholders, partners, or employees of any entity, (i) engage in the operation of a solid waste collection, transporting, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; or (iii) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that Seller and Shareholder may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided Seller and Shareholder are not controlling persons of, or members of a group which controls, such business and further provided that Seller and Shareholder do not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business.

               (b) Confidential Information. From and after the Closing Date, Seller and Shareholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to (i) the Assets and learned by the Seller or Shareholder prior to the Closing Date; and (ii) WCI's or UWCI's solid waste collection and transport business and learned by the Seller or Shareholder after the Closing Date ("Confidential Information"), including without limitation, the existence of and terms of this Agreement, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding practices and policies, product development techniques or plans, and technical processes; provided, however, that the term "Confidential Information" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by Seller and Shareholder, (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business, or (iii) Seller or Shareholder learned, knew, understood or used prior to the Closing Date that is unrelated to the Assets or WCI's or UWCI's solid waste collection and transport business.

               (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Assets, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Seller or Shareholder or made available to Seller or Shareholder relating to the Business, but excluding any materials maintained by any attorneys for Seller or Shareholder prior to the Closing, are and shall be the property of WCI or UWCI and have been delivered or will be delivered or made available to WCI or UWCI at the Closing.

               (d) Non-Solicitation. From and after the Closing Date, without the consent of WCI, which may be granted or withheld by WCI in its discretion, Seller and Shareholder shall not solicit any employees of WCI, UWCI or their Affiliates to leave the employ of WCI, UWCI or their Affiliates and join Seller in any business endeavor owned or pursued by Seller.

               (e) No Disparagement. From and after the Closing Date, neither the Seller nor the Shareholder shall, in any way to any customer or employee of the Business or the Buyers, denigrate or derogate Buyers or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by the Seller or Shareholder from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person if it adversely affects the regard or esteem in which such person or entity is held by such person. Without limiting the generality of the foregoing, neither the Seller nor the Shareholder shall, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any customer or employee of the Business or the Buyers. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony.

        7.2. Rights and Remedies Upon Breach. If Seller or Shareholder breaches, or threatens to commit a breach of, any of the provisions of Section 7.1(a),
(b), (c), (d) or (e) herein (the "Restrictive Covenants"), WCI and UWCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyers at law or in equity:

               (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and UWCI and that money damages would not provide an adequate remedy to UWCI. Accordingly, in addition to any other rights or remedies, WCI and UWCI shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain Seller and Shareholder from any violation thereof.

               (b) Accounting. The right and remedy to require Seller and Shareholder to account for and pay over to WCI or UWCI all compensation, profits, monies, accruals, increments or other benefits derived or received by Seller and Shareholder as the result of any transactions constituting a breach of the Restrictive Covenants.

               (c) Severability of Covenants. Seller and Shareholder acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

               (d) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

               (e) Enforceability in Jurisdiction. Buyers, Seller and Shareholder intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Buyers, Seller and Shareholder that such determination not bar or in any way affect Buyers' right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

        7.3. Release of Guaranties. WCI shall use reasonable efforts to obtain the termination and release promptly after the Closing Date of the personal guaranties of the Shareholder listed on Schedule 7.3, all of which relate to indebtedness of Seller included in the Financial Statements as of the Balance Sheet Date, or Buyers shall indemnify the Shareholder and hold him harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by Seller as of the Closing Date which is personally guaranteed by the Shareholder pursuant to such guaranties. The Shareholder may notify the obligees under such guaranties that he have terminated his obligations under such guaranties. The Shareholder shall cooperate with WCI in obtaining such releases.

        7.4. Access to Financial Statements and Records. For three years from the Closing Date, if necessary for Buyers to obtain financing, Seller shall allow Buyers or Buyers' designee to read and audit Seller's financial statements and accounting records for the period of January 1, 1995, through the Closing Date. Buyers shall assume any costs of such audit.

8.      GENERAL

        8.1. Additional Conveyances. Following the Closing, Seller, the Shareholder and Buyers shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as Buyers, the Shareholder or Seller may reasonably request for the purpose of carrying out this Agreement. Seller and the Shareholder will cooperate with Buyers on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

        8.2. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI, UWCI and Seller and the Shareholder and Seller's and the Shareholder's heirs, legal representatives or assigns; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement. The Buyers may assign some or all of their rights hereunder to another affiliate of WCI.

        8.3. Public Announcements. Except as required by law, Seller shall not make any public announcement or filing with respect to the transactions provided for herein without the prior written consent of WCI.

        8.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        8.5. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

If to Seller:                           David Boren
                                        1827 Yalecrest Avenue
                                        Salt Lake City, Utah 84108

If to Buyers:                           Waste Connections, Inc.
                                        2260 Douglas Boulevard, Suite 280
                                        Roseville, California 95661
                                        Attention:  Ronald J. Mittelstaedt

With a copy to:                         Robert D. Evans, Esq.
                                        Shartsis, Friese & Ginsburg LLP
                                        One Maritime Plaza, 18th Floor
                                        San Francisco, California 94111

        8.6. Attorneys' Fees. In the event of any dispute or controversy between Buyers on the one hand and Seller and Shareholder on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party. Such award shall include post-judgment attorney's fees and costs.

        8.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions.

        8.8. Payment of Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder.

        8.9. Incorporation by Reference. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

        8.10. Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

        8.11. Number and Gender of Words. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

        8.12. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between Seller and Shareholder and the Buyers and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Seller and the Shareholder and the Buyers acting through their officers, thereunto duly authorized by their Boards of Directors.

        8.13. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

        8.14. Construction. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in California or Utah. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

        IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement by persons thereunto duly authorized as of the date first above written.


                               SELLER:     ABC WASTE INC.


                                           ------------------------------------
                                           David Boren, President


                         SHAREHOLDER:


                                           ------------------------------------
                                           David Boren

                                 WCI:      WASTE CONNECTIONS, INC.


                                           By:
                                              ---------------------------------
                                              Ronald J. Mittelstaedt, President


                               UWCI:        WASTE CONNECTIONS OF UTAH, INC.


                                           By:
                                              ---------------------------------
                                              Ronald J. Mittelstaedt, President




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